EXHIBIT 99.1
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
Contacts: SAR  RAMADAN             TONI  MARIE  HART        NICOLE  MALONEY
          Chief Financial Officer  Investor  Relations      Public Relations
          Insightful  Corporation  Insightful  Corporation  FitzGerald Communications,  Inc.
          206-283-8802             206-283-8802  x378       415-677-0211
          sramadan@insightful.com  toni@insightful.com      nmaloney@fitzgerald.com

             INSIGHTFUL EXPANDS EAST COAST AND HEALTHCARE ANALYTICS
                              CONSULTING PRACTICE

   Company Acquires Data Analysis Consulting Business from Waratah Corporation


SEATTLE - July 16, 2001 - Insightful Corporation (NASDAQ: IFUL), a leading provider of scalable enterprise software solutions for data analysis, announced today the expansion of its east coast and pharmaceutical consulting practice through acquisition of certain assets from Waratah Corporation, in Durham, North Carolina, a value-added reseller of Insightful analytic software products. Waratah provides software and consulting primarily to the pharmaceutical industry, delivering solutions for drug discovery and development, and clinical and post-marketing research. This acquisition provides Insightful with expanded resources and expertise in the pharmaceutical and healthcare markets, while establishing an East Coast consulting office.


"This acquisition is aligned with Insightful's strategy to expand our global sales channels and enhance our infrastructure to deliver scalable enterprise data analysis solutions," said Shawn Javid, president and CEO of Insightful Corporation. "A key driver of Insightful's market expansion is our professional services organization, which delivers customized solutions for data analysis. The Waratah team has been very successful in delivering applications that incorporate statistical data mining and graphical reporting into the biopharm market. Together we bring superior analytical solutions to our clients."


"The Insightful product line includes the best analytics engine, graphical reports and open integration platform in the distributed analytics arena," said Michael O'Connell, Ph.D., president of Waratah Corporation. "There are many, new, data-driven opportunities in the pharmaceutical, genomics, diagnostics and health services areas for applications of Insightful technology."

Insightful's continued expansion into the pharmaceutical and healthcare markets represents a growth


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opportunity.  The  company's  statistics,  data  mining  and predictive analysis software and services can save millions of dollars by helping companies identify, develop and market new drugs and diagnostics in less time and create new opportunities for expanded use of approved therapeutics.

Insightful customers include Glaxo SmithKline, Pfizer, Merck, Astra Zeneca, Aventis, Pharmacia, Novartis, Bristol- Myers Squibb, Hoffman La-Roche, Johnson & Johnson, Bayer AG and other industry leaders. Applications include drug discovery, bioinformatics, dosing and stability studies, clinical trials and post-marketing analyses.

Under the agreement, Insightful acquires a consulting business focused on pharmaceutical and healthcare markets and a seasoned, enterprise-level software development team. In addition, Insightful obtains access to Waratah's customers, pipeline, team expertise, management consulting, as well as associated software. This transaction will be accounted for as an asset purchase in the third quarter. For fiscal 2001, the net impact on operating income will be neutral. For fiscal 2002 and beyond, Insightful expects this transaction to be accretive.

ABOUT  WARATAH
Waratah Corporation is a privately-held software solutions company focused on the healthcare analytics marketplace. Waratah specializes in enterprise-level data mining, statistical reporting and distributed analytic solutions. Waratah customers include major pharmaceutical, genomics, health services, clinical research, medical devices, diagnostics, environmental, agrosciences and chemicals organizations.

ABOUT  INSIGHTFUL
Insightful Corporation (NASDAQ: IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends and relationships. The company is a leading supplier of software and services for statistics, data mining and predictive analysis, which expedite accurate decision-making and improve business performance.

Insightful's products, including S-PLUS(R), StatServer(R) and S-PLUS Analytic Server(TM), play a key role in data warehousing and business intelligence initiatives as they supply analytics that convert data into insight. Insightful also provides analytic consulting services, application development outsourcing, data integration and training ranging from the fundamentals of predictive modeling to deployment of Web-based analytics. The company has thousands of customers in the financial services, biotechnology /pharmaceutical, telecommunications and manufacturing industries, plus many research institutions.


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Headquartered in Seattle, Insightful has offices in New York City, Durham, North
Carolina and the U.K., with distributors around the world. For more information, visit www.insightful.com, email info@insightful.com or call 206-283-8802.

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NOTE  TO  INVESTORS  -  FORWARD  LOOKING  STATEMENTS
This release contains information about management's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, but not limited to, the risks associated with distribution channels; the risks associated with international operations; the risks associated with acquisitions; the risks associated with investments in new products and services; and the ability to enhance current products and to introduce new products in a timely fashion. Please refer to the cautionary statements appearing in Insightful's Annual and Quarterly Reports and prospectus filed with the Securities and Exchange Commission for a discussion of these and other various factors that could cause Insightful's actual results to differ materially from those discussed in forward-looking statements.

Insightful, the Insightful logo, "intelligence from data" and S-PLUS Analytic Server are trademarks of Insightful Corporation. S-PLUS and StatServer are registered trademarks of Insightful Corporation. Other trademarks mentioned are the property of their respective owners.


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